Exhibit 10.26.1



                                INSURANCE BINDER

This binder is a temporary insurance contract, subject to the conditions shown on the reverse side of this form.

Producer:
Smith Bell & Thompson, Inc.
P.O. Box 730
102 S. Winooski Ave.
Burlington, VT 05402-0730

Company:                   Federal Insurance Co.
Date Effective:            2/24/97
Time:                      12:01 AM

Date Expiration:           2/24/98
Time:                      12:01 AM


Description of Operations:          Manufacturer of Premium Ice Cream and Frozen
                                    Yogurt

Insured:                   Ben & Jerry's Homemade, Inc.
                           30 Community Drive
                           South Burlington, VT 05403-6828

This binder is issued to extend coverage in the above named Company per expiring policy No.: 8121-24-97F

Coverages:
Executive Liability & Defense Coverage:   $7,500,000;       $500,000 Ded./Org.
Fiduciary liability & Defense Coverage:   $1,000,000;       Nil Deductible
Commercial Crime Coverage:                $  500,000;       $ 10,000 Deductible
Kidnap/Ransom & Extortion Coverage:       $1,000,000;       Nil Deductible
75%/100% Securities Entity Coverage

                                   CONDITIONS

This Company binds the kinds of insurance stipulated on the preceding page. The Insurance is subject to the terms, conditions and limitations of the policies in current use by the Company.

This binder may be cancelled by the Insured by surrender of this binder or by written notice to the Company stating when cancellation will be effective. This binder may be cancelled by the Company by notice to the Insured in accordance with the policy conditions. This binder is cancelled when replace by a policy. If this binder is not replaced by a policy, the Company is entitled to charge a premium for the binder according to the Rules and Rates in use by the Company.


                            APPLICABLE IN CALIFORNIA

When this form is used to provide insurance in the amount of one million dollars ($1,000,000) or more, the title of the form is changed from "Insurance Binder" to "Cover Note".

                             APPLICABLE IN DELAWARE

The mortgage of Obligee of any mortgage or other instrument given for the purpose of creating a lien on real property shall accept as evidence of insurance a written binder issued by an authorized insurer or its agent if the binder includes or is accompanied by: the name and address of the borrower; the name and address of the lender as loss payee; a description of the insured real property; a provision that the binder may not be canceled within the term of the binder unless the lender and the insured borrower receive written notice of the cancellation at least ten (10) days prior to the cancellation; except in the case of a renewal of a policy subsequent to the closing of the loan, a paid receipt of the full amount of the applicable premium, and the amount of insurance coverage.

                       Chapter 21 Title 25 Paragraph 2119


                              APPLICABLE IN NEVADA

Any person who refuses to accept a binder which provides coverage of less than $1,000,000.00 when proof is required: (a) Shall be fined not more than $500.00, and (B) is liable to the party presenting the binder as proof of insurance for actual damages sustained therefrom.